Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of ALLEGHENY GENERATING COMPANY (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFREY D. SERKES
March 10, 2005	Jeffrey D. Serkes Principal Financial Officer